                PLAN OF REORGANIZATION AND DISTRIBUTION AGREEMENT

                                      AMONG

                              WMS INDUSTRIES INC.,

                           WILLIAMS HOTEL CORPORATION

                                       AND

                           WHG RESORTS & CASINOS INC.

                                   DATED AS OF

                                 MARCH 20, 1997



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



                                TABLE OF CONTENTS

                                                                                                        PAGE(S)
                                                                                                        -------
ARTICLE I
                                               DEFINITIONS.............................................  2
                1.1   General..........................................................................  2
                1.2   Terms Defined Elsewhere in this Agreement........................................  7
                1.3   Exhibits, Etc....................................................................  7

ARTICLE II

                           The Reorganization and Related Transactions.................................  8
                2.1   The Restructuring................................................................  8
                2.2   Transfer of Assets to Hotel......................................................  8
                2.3   Cash Management..................................................................  8
                2.4   Settlement of Intercompany Loan Accounts.........................................  9
                2.5   Transfers Not Effected Prior to the Distribution.................................  9
                2.6   Certain other Transaction Agreements.............................................  9
                2.7   Cooperation Re: Assets...........................................................  9
                2.8   No Representations or Warranties; Consents....................................... 10
                2.9   Conveyancing and Assumption Instruments.......................................... 10

ARTICLE III

                           Assumption and Satisfaction of Liabilities.................................. 11
                3.1   Assumption and Satisfaction of Liabilities....................................... 11
                3.2   Company Guarantees............................................................... 11

ARTICLE IV

                                        The Distribution............................................... 11
                4.1   Cooperation Prior to the Distribution............................................ 11
                4.2   Company Board Action; Conditions Precedent to the
                      Distribution..................................................................... 12
                4.3   The Distribution................................................................. 13
                4.4   Cash in Lieu of Fractional Shares................................................ 13

ARTICLE V

                                         Indemnification............................................... 14
                5.1   Indemnification by the Company................................................... 14
                5.2   Indemnification by Hotel......................................................... 14
                5.3   Insurance Proceeds............................................................... 15
                5.4   Procedure for Indemnification.................................................... 15

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                                       (i)


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



                5.5   Remedies Cumulative.............................................................. 17
                5.6   Survival of Indemnities.......................................................... 17
                5.7   After-Tax Indemnification Payments............................................... 17
                5.8   Characterization of Payments..................................................... 18

ARTICLE VI

                                   Certain Additional Matters.......................................... 18
                6.1   The Hotel Board.................................................................. 18
                6.2   Resignations..................................................................... 18
                6.3   Hotel Charter and By-Laws........................................................ 18
                6.4   Certain Post-Distribution Transactions........................................... 18
                           6.4.1   The Company......................................................... 18
                           6.4.2   Hotel............................................................... 19
                6.5   Corporate Services............................................................... 19
                           6.5.1   Services to be Provided............................................. 19
                           6.5.2   Billing and Payment Procedures...................................... 19
                6.6   Corporate Name................................................................... 19
                6.7   Hotel Rights Plan................................................................ 20
                6.8   Hotel Stock Option Plan.......................................................... 20

ARTICLE VII

                               Access to Information and Services...................................... 20
                7.1   Provision of Corporate Records................................................... 20
                7.2   Access to Information............................................................ 21
                7.3   Production of Witnesses.......................................................... 21
                7.4   Reimbursement.................................................................... 21
                7.5   Retention of Records............................................................. 21
                7.6   Confidentiality.................................................................. 22
                7.7   Privileged Matters............................................................... 22

ARTICLE VIII

                                          Miscellaneous................................................ 24
                8.1   Expenses......................................................................... 24
                8.2   Accounting Adjustments........................................................... 24
                8.3   Complete Agreement; Construction................................................. 24
                8.4   Survival of Agreements........................................................... 24
                8.5   Governing Law.................................................................... 25
                8.6   Notices.......................................................................... 25
                8.7   Amendments....................................................................... 25
                8.8   Successors and Assigns........................................................... 25
                8.9   Termination...................................................................... 25
                8.10  Subsidiaries..................................................................... 26
                8.11  No Third Party Beneficiaries..................................................... 26

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                                      (ii)


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


                8.12  Titles and Headings.............................................................. 26
                8.13  Exhibits and Schedules........................................................... 26
                8.14  Legal Enforceability............................................................. 26
                8.15  Arbitration of Disputes.......................................................... 26


                                      (iii)



                                    SCHEDULES

A.       Subsidiaries of Hotel








                                      (iv)

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                PLAN OF REORGANIZATION AND DISTRIBUTION AGREEMENT

         PLAN OF REORGANIZATION AND DISTRIBUTION AGREEMENT (this "Agreement"), dated as of March 20, 1997 by and among WMS Industries Inc., a Delaware corporation (the "Company"), Williams Hotel Corporation, a Delaware corporation ("Williams") and a wholly-owned subsidiary of the Company, and WHG Resorts & Casinos Inc. (formerly known as WMS Hotel Corporation), a Delaware corporation ("Hotel") and a wholly-owned subsidiary of Williams.

         WHEREAS, the Company, through its subsidiaries and affiliates, (i) owns
(a) a 95% interest in Posadas de Puerto Rico Associates, Incorporated ("PPRA"), which owns the Condado Plaza Hotel & Casino; (b) a 50% interest in Posadas de San Juan Associates, which owns the El San Juan Hotel & Casino; (c) a 23.3% ownership interest in El Conquistador Partnership L.P., which owns the El Conquistador Resort & Country Club ((a), (b) and (c) collectively, the "Hotels"); and (d) a 62% interest in Williams Hospitality Group Inc. ("WHGI"), a management company which manages the Hotels (collectively, the "Hotel and Casino Business"); and (ii) designs, publishes and markets interactive entertainment software played in both the coin-operated and home video games markets; and designs manufacturers and sells coin-operated pinball and novelty games and video lottery terminals and slot gaming machines and multigame casino video machines (the "Amusement Games Business"); and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the stockholders of the Company to separate the Hotel and Casino Business on the one hand and the Amusement Games Business on the other hand, and, in order to effect such separation, to, among other things, cause the merger of Williams (the "Merger") with and into Hotel with Hotel being the surviving corporation in the Merger, cause the merger of WMS Property Inc. ("WPI") with and into ESJ Hotel Corporation ("ESJ"), after the Merger to transfer to PPRA Hotel's interests in ESJ and WHGI in exchange for additional shares of capital stock of PPRA, and thereafter to distribute all of the outstanding shares of common stock of Hotel as the surviving corporation of the Merger to the holders of the Company's common stock (the "Distribution"); and

         WHEREAS, in connection with the Distribution, the Company, Williams and Hotel have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following the Distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         ACTION: Any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         AFFILIATE: Means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes for this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of the Company shall not include Williams or Hotel, the Hotel Subsidiaries or any other Person which would be an Affiliate of the Company by reason of the Company's ownership of the capital stock of Hotel prior to the Distribution or the fact that any officer or director of Hotel or any of the Hotel Subsidiaries shall also serve as an officer or director of the Company or any of the Company Subsidiaries and (ii) the Affiliates of Hotel shall not include the Company or any other Person which would be an Affiliate of Hotel by reason of the Company's ownership of the capital stock of Hotel prior to the Distribution or the fact that any officer or director of Hotel or any of the Hotel Subsidiaries shall also serve as an officer or director of the Company or any of the Company Subsidiaries.

         AGENT: The Bank of New York, a distribution agent appointed by the Company to distribute shares of Hotel Common Stock and cash in lieu of fractional shares pursuant to the Distribution.

         ASSET:  Is defined in the definition of Company Assets.

         CODE: The Internal Revenue Code of 1986, as amended, or any successor legislation.

         COMMISSION:  The Securities and Exchange Commission.

         COMPANY ASSETS: Means collectively, all of the properties, assets, claims, contract and other rights of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located (each, an "Asset") of the Company, other than the Hotel Assets, including, without limitation, (i) the capital stock of the Company Subsidiaries, (ii) the Assets relating to the Amusement Games Business, (iii) the Company Books and Records, (iv) all of the Assets expressly to be retained

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by, or assigned or allocated to, the Company or any of the Company  Subsidiaries
under this Agreement or the other Transaction Agreements and (v) any other Assets, absolute or contingent, of the Company and the Company Subsidiaries not comprising Hotel Assets.

         COMPANY BOARD:  The Board of Directors of the Company.

         COMPANY BOOKS AND RECORDS: The books and records (including computerized records) of the Company and the Company Subsidiaries and any other books and records which relate principally to the Company Business, are necessary to operate the Company Business, or are required by law to be retained by the Company or a Company Subsidiary, including, without limitation, all such books and records relating to the Company Employees, all files relating to any Action pertaining to the Company Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings relating to the Company, the Company Subsidiaries or the Company Business (but not including the Hotel Books and Records, provided that the Company shall have access to, and have the right to obtain duplicate copies of, the Hotel Books and Records which pertain to the Company Business in accordance with the provisions of Article VII hereof).

         COMPANY BUSINESS: Means the Amusement Games Business and any other businesses, other than the Hotel Business, conducted by the Company or any Company Subsidiary on the date hereof or in the future.

         COMPANY COMMON STOCK: The Company common stock, par value $.50 per share.

         COMPANY EMPLOYEE: Any individual who, on or prior to the Distribution Date, was employed by the Company or any of the Company Subsidiaries and who, on or after the Distribution Date, or otherwise in connection with the Distribution, is intended to be employed by the Company or a Company Subsidiary or in a Company Business.

         COMPANY GUARANTEE: Any guarantee by the Company or any Company Subsidiary of the payment or performance of any obligation of Hotel as the surviving corporation in the Merger, of any of the owners of the Hotels or any Hotel Subsidiary or Affiliate under any agreement or obligation to which Hotel or any Hotel Subsidiary or Affiliate is a party; any credit enhancement made or supplied by the Company or any Company Subsidiary relating to any of the foregoing and any indemnification obligations undertaken by the Company or any Company Subsidiary for the benefit of any of the foregoing.

         COMPANY LIABILITIES: (i) All of the Liabilities of the Company under or to be retained or assumed by the Company or any Company Subsidiary pursuant to this Agreement or any other Transaction Agreement; (ii) any Financing Obligation of the Company and/or the Company Subsidiaries other than those relating to the Hotel and Casino Business; (iii) all Liabilities for payment of outstanding drafts of the Company attributable to the conduct of the Hotel Business or the Company Business to the extent not considered a Hotel Liability existing as of the Distribution Date; (iv) all other Liabilities arising out of or in connection with any of the

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



Company Assets or the Company Business; and (v) all other Liabilities of the Company and the Company Subsidiaries not constituting Hotel Liabilities.

         COMPANY SUBSIDIARIES: All of the Subsidiaries of the Company as of the Distribution Date other than Hotel and the Hotel Subsidiaries.

         CONVEYANCING AND ASSUMPTION INSTRUMENTS: Collectively, the instruments of transfer, assignment and assumption to be entered into to effect the transfer of title to assets and the assumption of liabilities in the manner contemplated by this Agreement and the other Transaction Agreements.

         DECLARATION DATE: The date of the Company Board's declaration of the special dividend pursuant to which the Distribution will be effected.

         DISTRIBUTION DATE: The date fixed by the Company Board as the date of the Distribution, which date shall occur promptly following the satisfaction or waiver of each of the conditions set forth in Section hereof and which has been initially established as April 21, 1997.

         DISTRIBUTION RECORD DATE: The date established by the Company Board as the date for the taking of a record of the holders of the Company Common Stock entitled to participate in the Distribution, which Distribution Record Date has been established as March 31, 1997.

         EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

         FINANCING OBLIGATIONS: All (i) indebtedness for borrowed money; (ii) obligations evidenced by bonds, notes, debentures or similar instruments; (iii) obligations under capitalized leases and deferred purchase arrangements; (iv) reimbursement or other obligations relating to letters of credit or similar arrangements; and (v) obligations to guarantee, directly or indirectly, any of the foregoing types of obligations on behalf of others.

         FORM 10: The registration statement on Form 10, and any amendments thereto, filed by Hotel with the Commission to effect the registration of Hotel Common Stock pursuant to the Exchange Act.

         HOLDERS: The holders of record of the Company Common Stock as of the Distribution Record Date.

         HOTEL ASSETS: Means collectively, all of the Assets of Hotel including, without limitation, (i) the capital stock of the Hotel Subsidiaries, (ii) the Assets relating to the Hotel Business, whether now owned by the Company or any of its subsidiaries or owned by Hotel or any of its Affiliates, (iii) the Hotel Books and Records, (iv) all of the Assets expressly to be retained by, or assigned or allocated to, Hotel or any of the Hotel Subsidiaries under this Agreement or the other Transaction Agreements and (v) any other Assets, absolute or contingent, of Hotel and the Hotel Subsidiaries not comprising Company Assets.

         HOTEL BOARD:  The Board of Directors of Hotel.

         HOTEL BOOKS AND RECORDS: The books and records (including computerized records) of Hotel and the Hotel Subsidiaries and any other books and records which relate principally to the Hotel Business, are necessary to operate the Hotel Business, or are required by law to be retained by Hotel or a Hotel Subsidiary, including, without limitation, all such books and records relating to the Hotel Employees, all files relating to any Action pertaining to the Hotel Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings relating to Hotel, the Hotel Subsidiaries or the Hotel Business (but not including the Company Books and Records, provided that Hotel shall have access to, and have the right to obtain duplicate copies of, the Company Books and Records which pertain to the Hotel Business in accordance with the provisions of Article VII hereof).

         HOTEL BUSINESS: The Hotel and Casino Business and any other businesses conducted by Hotel or any Hotel Subsidiary on the date hereof or in the future.

         HOTEL BY-LAWS: The by-laws of Hotel, substantially in the form of Annex IV to the Information Statement, to be in effect on the Distribution Date.

         HOTEL CHARTER: The Amended and Restated Certificate of Incorporation of Hotel, substantially in the form of Annex III to the Information Statement, to be in effect on the Distribution Date.

         HOTEL COMMON STOCK: The Hotel voting common stock, par value $.01 per share.

         HOTEL EMPLOYEE: Any individual who, on or prior to the Distribution Date, was employed by Hotel or any of the Hotel Subsidiaries and who, on or after the Distribution Date, or otherwise in connection with the Distribution, is intended to be employed by Hotel or a Hotel Subsidiary or in a Hotel Business.

         HOTEL LIABILITIES: (i) All of the Liabilities of Hotel under or to be retained or assumed by Hotel or any Hotel Subsidiary pursuant to this Agreement or any other Transaction Agreement; (ii) any Financing Obligation of Hotel and/or the Hotel Subsidiaries; (iii) all Liabilities for payment of outstanding drafts of Hotel or the Company attributable to the conduct of the Hotel Business to the extent not considered a Company Liability existing as of the Distribution Date; (iv) all Liabilities transferred to or assumed by Hotel or the Hotel Subsidiaries in the Restructuring; (v) all other Liabilities arising out of or in connection with any of the Hotel Assets or the Hotel Business; and (vi) all other Liabilities of Hotel and the Hotel Subsidiaries not constituting Company Liabilities including, without limitation, the obligations of the Company to purchase shares of WHGI upon exercise of a put option agreement by American National Bank and Trust Company.

         HOTEL SUBSIDIARIES: All of the Subsidiaries listed on Schedule A annexed hereto and any predecessors thereof.

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         IRS:  The Internal Revenue Service.

         INFORMATION STATEMENT: The information statement to be distributed to the Holders pursuant to Regulation 14C promulgated under the Exchange Act.

         INSURANCE PROCEEDS: Those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

         LIABILITIES: Any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         NYSE:  The New York Stock Exchange.

         NO-ACTION LETTER: The No-Action Letter in response to the amended request letter filed on behalf of the Company with the Commission on February 21, 1997 with respect to certain federal securities law matters pertaining to the Distribution.

         PERSON: Any individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including any governmental entity or authority.

         PRIVILEGES: All privileges that may be asserted under applicable law including, without limitation, privileges arising under or relating to the attorney-client relationship (including, but not limited, to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

         PRIVILEGED INFORMATION: All information as to which the Company, Hotel or any of their Subsidiaries are entitled to assert the protection of a Privilege.

         RULING REQUEST: The private letter ruling request filed on behalf of the Company with the IRS on October 9, 1996, as supplemented and amended from time to time, with respect to certain tax aspects of the Distribution.

         SECURITIES ACT:  The Securities Act of 1933, as amended.

         SUBSIDIARIES: The term "subsidiary" of an entity shall, unless otherwise indicated, be deemed to refer to any other entity at least 50% of the stock or other voting interests of which are owned directly or indirectly by such entity.

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



         TAX SHARING AGREEMENT: The Tax Sharing Agreement to be executed by the Company and Hotel and dated as of the Distribution Date.

         TRANSACTION AGREEMENTS: All of the written agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transaction contemplated hereby, including, without limitation, this Agreement, the Conveyancing and Assumption Instruments and the Tax Sharing Agreement.

         1.2 TERMS DEFINED ELSEWHERE IN THIS AGREEMENT. Each of the following terms is defined in the Section of this Agreement set forth opposite such term below:

TERM                                                   SECTION

Agreement                                          Page 1, Preamble
Amusement Games Business                         Page 1, 1st Recital
Company                                            Page 1, Preamble
Company Indemnifiable Loss                               5.2
Company Indemnifiable Losses                             5.2
Company Indemnitees                                      5.2
Condado Plaza Preferred Stock                            2.1
Distribution                                     Page 1, 2nd Recital
ESJ                                              Page 1, 2nd Recital
Hotel                                              Page 1, Preamble
Hotels                                           Page 1, 1st Recital
Hotel and Casino Business                        Page 1, 1st Recital
Hotel Indemnifiable Loss                                 5.1
Hotel Indemnifiable Losses                               5.1
Hotel Indemnitees                                        5.1
Hotel Rights                                             6.7
Hotel Rights Plan                                        6.7
Indemnifiable Losses                                     5.2
Indemnifying Party                                       5.3
Indemnitee                                               5.3
Information                                              7.2
Merger                                           Page 1, 2nd Recital
PPRA                                             Page 1, 1st Recital
Restructuring                                            2.1
Third-Party Claim                                       5.4.1
WHGI                                             Page 1, 1st Recital
WPI                                              Page 1, 2nd Recital

         1.3 EXHIBITS, ETC. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

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





                                   ARTICLE II

                   THE REORGANIZATION AND RELATED TRANSACTIONS

         2.1 THE RESTRUCTURING. Prior to the Distribution, the Company will cause the following transactions to occur, but not necessarily in the order listed: (i) the Merger of Williams with and into Hotel; (ii) the Company to contribute to Hotel's capital $4,100,000 of 8% Class A Preferred Stock of PPRA (the "Condado Plaza Preferred Stock"), together with accrued and unpaid dividends and net intercompany accounts due the Company from the Hotel and Casino Business (approximately $4,500,000 as of December 31, 1996) excluding the amount due from the Company to ESJ; (iii) the Company to pay its outstanding intercompany receivable due ESJ (approximately $5,077,000 at December 31, 1996);
(iv) the Company to make a capital contribution to Hotel of an amount when added to the amount of the intercompany receivable due ESJ equals $6,000,000; (v) PPRA to pay all accrued and unpaid dividends on the Condado Plaza Preferred Stock and redeem a portion of such shares for an aggregate redemption price exclusive of dividends of approximately $2,050,000 (vi) WHGI to pay dividends of not less than $3,500,000 to the holders of WHGI common stock (vii) WPI to merge with and into ESJ; and (viii) Hotel to transfer to PPRA all of the common stock of ESJ and the capital stock of WHGI owned by it in consideration of the issuance of additional shares of capital stock of PPRA. The foregoing transactions are hereinafter collectively referred to as the "Restructuring."

         2.2 TRANSFER OF ASSETS TO HOTEL. Following the Restructuring and prior to the Distribution, the Company shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Hotel of all of the Company's right, title and interest in and to any Assets which are to become Hotel Assets and which are owned by Hotel or any Hotel Subsidiary.

         2.3 CASH MANAGEMENT. The Company maintains separate cash management systems, bank accounts, lockboxes, cash balances and other investments with respect to the Hotel Business and the Company Business. From and after the Distribution Date, Hotel shall be entitled to all such accounts, lockboxes, balances and investments related to the Hotel Business and the Company shall be entitled to all such accounts, lockboxes, balances and investments related to the Company Business. Following the Distribution Date, (i) the Company shall, and shall cause its Subsidiaries and Affiliates to, remit to Hotel, no less frequently than weekly, any amounts (net of returned checks and similar items) received by any of them on or after the Distribution Date which constitute Hotel Assets and (ii) Hotel shall, and shall cause its Subsidiaries and Affiliates to, remit to the Company, no less frequently than weekly, any amounts (net of returned checks and similar items) received by any of them on or after the Distribution Date which constitute Company Assets.

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         2.4 SETTLEMENT OF INTERCOMPANY  LOAN ACCOUNTS.  All  intercompany  loan accounts between the Company and Hotel or any Hotel Subsidiary will be settled and discharged, effective as of the Distribution Date, as set forth in the Information Statement.

         2.5 TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION. To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties hereto shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; provided, however, that the Company and Hotel and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Assets contemplated to be transferred or assumed pursuant to this Article II. In the event that such transfer of Assets or the assumption of any Liabilities has not been consummated, effective as of the Distribution Date, the party retaining such Asset shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other action as may be required, in order to place the parties, insofar as is reasonably possible, in the same position as would have existed had such Asset been transferred or such Liability assumed as contemplated hereby. As and when any such Asset becomes transferable or Liability becomes assumable, such transfer shall be effected forthwith. The parties agree that, except as set forth in this Section 2.5, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers, privileges, duties, obligations and responsibilities incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

         2.6 CERTAIN OTHER TRANSACTION AGREEMENTS. Prior to the Distribution Date, the Company and Hotel shall enter into, and/or (where applicable) shall cause their respective Subsidiaries to enter into, the Tax Sharing Agreement and any other Transaction Agreements necessary or appropriate in connection with the transactions contemplated hereby and thereby. In the event of a conflict between the terms of this Agreement and the terms of any of such other Transaction Agreements, the terms of such other Transaction Agreements shall govern.

         2.7 COOPERATION RE: ASSETS. In the case that at any time after the Distribution Date, Hotel reasonably determines that any of the Company Assets are essential for the conduct of the Hotel Business, or the Company reasonably determines that any of the Hotel Assets are essential for the conduct of the Company Business, and the nature of such Assets makes it impracticable for Hotel or the Company, as the case may be, to obtain substitute Assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Transaction Agreements, then Hotel (with respect to the Hotel Assets) and the Company (with respect to the Company Assets) shall cooperate to make such Assets available to the other party on commercially


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reasonable  terms,  as may be  reasonably  required  for such party to  maintain normal business operations (provided that such Assets shall be required to be made available only until such time as the other party may reasonably obtain substitute Assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations). The parties do not anticipate that there are any such Assets at this time.

         2.8 NO REPRESENTATIONS OR WARRANTIES; CONSENTS. Each of the parties hereto understands and agrees that, except as expressly provided to the contrary in this Agreement or any other Transaction Agreement, no party hereto is, in this Agreement or in any other Transaction Agreement contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any Assets of such party or (ii) as to the legal sufficiency to convey title to any Asset transferred pursuant to this Agreement or any other Transaction Agreement including, without limitation, any Conveyancing and Assumption Instrument. It is also agreed and understood that there are no warranties whatsoever, express or implied, given by either party to this Agreement, as to the condition, quality, merchantability or fitness of any of the Assets, businesses or other rights either transferred to or retained by the parties, as the case may be, and all such Assets, businesses or other rights shall be "as is, where is" and "with all faults"; provided, however, that the absence of warranties given by the parties shall not negate the allocation of Liabilities under this Agreement and shall have no effect on any manufacturers', sellers' or other third parties' warranties which are intended to be transferred with such Assets. Each party hereto understands and agrees that, except as expressly provided to the contrary in any other Transaction Agreement, no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise will satisfy the provisions of any or all applicable laws or judgments or other instruments relating to such Assets, it being agreed and understood that the party to which any Assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with. Notwithstanding the foregoing, the parties shall use good faith efforts to obtain all consents and approvals, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings. In case at any time after the Distribution Date any further actions are necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable actions.

         2.9 CONVEYANCING AND ASSUMPTION INSTRUMENTS. In connection with the Restructuring, the assignment of Assets and the assumption of Liabilities contemplated by this Agreement and any other Transaction Agreement, the parties shall execute, or cause to be executed by the appropriate entities, the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree. The transfer of capital stock shall be effected by


                                       10


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means of delivery of stock  certificates  and executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on public registries.

                                   ARTICLE III

                   ASSUMPTION AND SATISFACTION OF LIABILITIES

         3.1 ASSUMPTION AND SATISFACTION OF LIABILITIES. Except as set forth in any of the Transaction Agreements, effective as of and after the Distribution Date, (i) the Company shall, and/or shall cause the Company Subsidiaries to assume, pay, perform and discharge in due course all of the Company Liabilities and (ii) Hotel shall, and/or shall cause the Hotel Subsidiaries, to assume, pay, perform and discharge in due course all of the Hotel Liabilities.

         3.2 COMPANY GUARANTEES.

                  3.2.1 Hotel shall use its reasonable best efforts to obtain the release of any Company Guarantee existing prior to the Distribution Date.

                  3.2.2 As set forth in Section hereof, Hotel will indemnify and hold harmless any Company Indemnitees (as hereinafter defined) from and against any Liability arising under any Company Guarantee. In connection with the foregoing, in the event Hotel indemnifies any Company Indemnitee with respect to any Liability arising under any Company Guarantee, the Company hereby agrees to take all actions necessary to cause the transfer, assignment, delivery and conveyance to Hotel of any and all collateral which has been pledged to, and all security interests in any collateral granted to, the Company which secure any third party obligations to indemnify the Company for any Liability arising under the Company Guarantees.

                                   ARTICLE IV

                                THE DISTRIBUTION

         4.1 COOPERATION PRIOR TO THE DISTRIBUTION.

                  4.1.1 The Company and Hotel shall prepare, and Hotel shall file with the Commission, the Form 10, which shall include the portions of the Information Statement relating to the Distribution and to Hotel. The Company and Hotel shall also prepare, and the Company shall mail to the Holders, the Information Statement which shall set forth appropriate disclosure concerning the Company, Hotel, the Distribution and other matters. The Company and Hotel


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shall use their reasonable best efforts to cause the Form 10 to become effective under the Exchange Act.

                  4.1.2 The Company and Hotel shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the
transactions   contemplated   by  this  Agreement  and  the  other   Transaction
Agreements.

                  4.1.3 The Company and Hotel shall prepare, and Hotel shall file and pursue, an application to permit the listing of Hotel Common Stock on the NYSE or any stock exchange mutually acceptable to the Company and Hotel.

                  4.1.4 The Company and Hotel shall use their reasonable best efforts to obtain the rulings contemplated by the Ruling Request in form and substance satisfactory to the Company Board as advised by counsel.

                  4.1.5 The Company and Hotel shall use their reasonable best efforts to obtain the No-Action Letter in form and substance satisfactory to the Company Board as advised by counsel.

                  4.1.6 The Company and Hotel shall use their reasonable best efforts to obtain any third-party consents or approvals necessary or desirable in connection with the transactions contemplated by this Agreement and the other Transaction Agreements.

                  4.1.7 The Company and Hotel shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated by this Agreement and the other Transaction Agreements.

         4.2 COMPANY BOARD ACTION; CONDITIONS PRECEDENT TO THE DISTRIBUTION. The Company Board shall, in its discretion, establish the Declaration Date, the Distribution Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions have been satisfied:

                  4.2.1 The Ruling Request shall have been granted in form and substance satisfactory to the Company Board, in its sole discretion, and shall be in full force and effect;

                  4.2.2 The transactions contemplated by Section 2.1 hereof shall have been consummated in all material respects;

                  4.2.3 The No-Action Letter shall have been issued in form and substance satisfactory to the Company Board, in its sole discretion, and shall be in full force and effect;

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



                  4.2.4 The Form 10 shall have been declared effective by the Commission under the Exchange Act and no stop order shall be in effect with respect thereto;

                  4.2.5 The Hotel Common Stock shall have been approved for listing on the NYSE or other exchange subject to official notice of issuance;

                  4.2.6 The Hotel Board,  comprised as  contemplated  by Section
6.1 hereof, shall have been elected by the Company as sole stockholder of Hotel, and the Hotel Certificate and the Hotel By-Laws, as each will be in effect after the Distribution, shall have been adopted and shall be in effect;

                  4.2.7 Oppenheimer & Co., Inc. shall have delivered an opinion to the Company Board, dated as of the Declaration Date, substantially in the form of Annex I to the Information Statement and such opinion shall not have been withdrawn;

                  4.2.8 Houlihan, Lokey, Howard & Zukin, Inc. shall have delivered an opinion to the Company Board, dated as of the Declaration Date, substantially in the form of Annex II to the Information Statement and such opinion shall not have been withdrawn;

                  4.2.9 The Company and Hotel shall have entered into the other Transaction Agreements; and

                  4.2.10 There shall not be in effect any statute, rule, regulation or order of any court, or governmental or regulatory authority which prohibits or makes illegal the transactions contemplated by this Agreement and the other Transaction Agreements;

provided, however, that (i) any such condition may be waived by the Company Board in its sole discretion, and (ii) the satisfaction of such conditions shall not create any obligation on the part of the Company or Hotel to effect the Distribution, in any way limit the Company's power of amendment and termination set forth in Sections 8.7 and 8.9 hereof or alter the consequences of any such termination from those specified in Section 8.9 hereof.

         4.3 THE DISTRIBUTION. On the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, the Company shall endorse in blank and deliver to the Agent share certificates representing all of the then outstanding shares of Hotel Common Stock owned by the Company. The Company shall instruct the Agent to distribute to the Holders, on or as soon as practicable following the Distribution Date, certificates representing one
(1) share of Hotel Common Stock for every four (4) shares of Company Common Stock held by such Holders and cash in lieu of fractional shares of Hotel Common Stock as provided in Section hereof. Hotel agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.

         4.4 CASH IN LIEU OF FRACTIONAL SHARES. No certificates or scrip representing fractional interests in shares of Hotel Common Stock shall be issued as part of the Distribution


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



and in lieu thereof, each Holder who would otherwise be entitled to receive a fractional share of Hotel Common Stock will receive cash for such fractional share. The Company shall instruct the Agent to determine the number of whole shares and fractional shares of Hotel Common Stock allocable to each Holder. The Company shall instruct the Agent to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market as soon as practicable following the Distribution Date at the then prevailing prices on behalf of the Holders who otherwise would be entitled to receive fractional share interests and to distribute to each such Holder such Holder's ratable share of the proceeds of such sale as soon as practicable after the Distribution Date. The Company shall bear the costs of commissions, fees and expenses of the Agent incurred in connection with such sales.

                                    ARTICLE V

                                 INDEMNIFICATION

         5.1 INDEMNIFICATION BY THE COMPANY. Except as otherwise expressly set forth in any other Transaction Agreement, the Company shall indemnify, defend and hold harmless Hotel and each of the Hotel Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Hotel Indemnitees") from and against the Company Liabilities and any and all losses, Liabilities and damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "Hotel Indemnifiable Losses" and, individually, a "Hotel Indemnifiable Loss") of the Hotel Indemnitees arising out of or due to the failure or alleged failure of the Company or any of its Subsidiaries or Affiliates to (i) pay, perform or otherwise discharge in due course any of the Company Liabilities or (ii) comply with the provisions of Section 5.4 hereof.

         5.2 INDEMNIFICATION BY HOTEL. Except as otherwise expressly set forth in any other Transaction Agreement, Hotel shall indemnify, defend and hold harmless the Company and each of the Company Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Company Indemnitees") from and against the Hotel Liabilities, any Liability arising under any Company Guarantee and any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "Company Indemnifiable Losses" and, individually, a "Company Indemnifiable Loss") of the Company Indemnitees arising out of or due to the failure or alleged failure of Hotel or any of its Subsidiaries or Affiliates to (i) pay, perform or otherwise discharge in due course any of the Hotel Liabilities or (ii) comply


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with the provisions of Section 5.4 hereof.  The Hotel  Indemnifiable  Losses and
the  Company   Indemnifiable   Losses  are  collectively   referred  to  as  the
"Indemnifiable Losses."

         5.3 INSURANCE PROCEEDS. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Sections 5.1 and 5.2 hereof shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

         5.4 PROCEDURE FOR INDEMNIFICATION.

         5.4.1 Except as may be set forth in any other Transaction Agreement, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person who is not a party to this Agreement or to any of the Transaction Agreements of any claim or of the commencement by any such Person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, that the failure of any Indemnitee to give notice as required by this Section 5.4 shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

                  5.4.2 An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with
Section 5.4.1 hereof (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnitee shall cooperate in the defense, settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
Article V for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that if the defendants or parties against


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



which relief is sought in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 5.1 or 5.2 hereof, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

                  5.4.3 If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense or compromise.

                  5.4.4 Notwithstanding anything else in this Section 5.4 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim (and provided further that such settlement may not provide for any non-monetary relief by Indemnitee without the written consent of Indemnitee) and unless such settlement or compromise does not involve any new or additional contractual or other burdens on the Indemnitee. In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (a) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (b) the actual out-of-pocket amount such Indemnitee is

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



obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

                  5.4.5 Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

                  5.4.6 In  addition  to any  adjustments  required  pursuant to
Section 5.3 hereof, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

                  5.4.7 In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         5.5 REMEDIES CUMULATIVE. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         5.6 SURVIVAL OF INDEMNITIES. The obligations of each of the Company and Hotel under this Article V shall survive the sale or other transfer by it of any Assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such Assets, businesses or Liabilities.

         5.7 AFTER-TAX INDEMNIFICATION PAYMENTS. Except as otherwise expressly provided herein or in any other Transaction Agreement, any indemnification payment made by either party under this Article V shall give effect to, and be reduced by the value of, any and all applicable deductions, losses, credits, offsets or other items for federal, state or other tax purposes attributable to the payment of the indemnified liability by the Indemnitee in a manner consistent with the treatment of tax indemnity payments under the Tax Sharing Agreement.

         5.8 CHARACTERIZATION OF PAYMENTS. Any payment (other than interest thereon) made by either party under this Article V shall be treated by all parties for tax purposes to the extent permitted by law, and for accounting purposes to the extent permitted by generally accepted accounting principles, as non-taxable dividend distributions or capital contributions made prior to the close of business on the Distribution Date.

                                   ARTICLE VI

                           CERTAIN ADDITIONAL MATTERS

         6.1 THE HOTEL BOARD. Hotel and the Company shall take all actions which may be required to elect or otherwise appoint, as of the Distribution Date, the following five persons as directors of Hotel:

                  Louis J. Nicastro
                  George R. Baker
                  Brian R. Gamache
                  David M. Satz, Jr.
                  Joseph A. Lamendella

         6.2 RESIGNATIONS. Hotel shall cause all of its directors, officers and Hotel Employees to resign, effective as of the Distribution Date, from all boards of directors or similar governing bodies of the Company and the Company Subsidiaries or Affiliates on which they serve, and from all positions as officers and/or employees of the Company and the Company Subsidiaries on which they serve, except that (i) Louis J. Nicastro shall continue to serve as a director and chairman of the Company, as a director of Midway Games Inc., as a director, chairman and an executive officer of Hotel and as a director, chairman and/or executive officer of one or more of the Hotel Subsidiaries and Affiliates and (ii) George R. Baker shall serve as a consultant to the Company. The Company shall cause all of its directors, officers and Company Employees to resign from all boards of directors or similar governing bodies of Hotel or any Hotel Subsidiary or Affiliate on which they serve and from all positions as officers and/or employees of Hotel and the Hotel Subsidiaries except to the extent specified in the preceding sentence and except to the extent specifically requested by Hotel.

         6.3 HOTEL CHARTER AND BY-LAWS. Prior to the Distribution Date, the Company shall approve and Hotel shall adopt the Hotel Charter and the Hotel
By-Laws and shall file the Hotel Charter with the Secretary of State of the State of Delaware.

         6.4 CERTAIN POST-DISTRIBUTION TRANSACTIONS.

                  6.4.1 THE COMPANY. The Company shall, and shall cause each of the Company Subsidiaries to, comply with each representation and statement made, or to be made, to any taxing authority in connection with the Ruling Request granted by the IRS or any other

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



ruling obtained, by Hotel and the Company acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement or any other Transaction Agreement.

                  6.4.2 HOTEL. Hotel shall, and shall cause each of the Hotel Subsidiaries to, comply with each representation and statement made, or to be made, to any taxing authority in connection with the Ruling Request granted by the IRS or any other ruling obtained, by Hotel and the Company acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement.

         6.5 CORPORATE SERVICES.

                  6.5.1 SERVICES TO BE PROVIDED. For a period of one year from and after the Distribution Date, the Company will provide such corporate secretarial, financial and administrative advice and assistance as may be reasonably requested by Hotel and the Hotel Subsidiaries regarding the Hotel Business. Hotel will retain its own attorneys to perform all of its other required legal work, including its public company compliance work. The cost of any financial services and other administrative services, including corporate secretarial services, will be charged to Hotel based upon the Company's estimate of the time devoted to these matters and the actual cost thereof to the Company based upon the individual's base salary.

                  6.5.2 BILLING AND PAYMENT PROCEDURES. Within 15 days after the end of each month, the Company shall provide Hotel with a statement of estimated charges for services rendered to Hotel during the preceding month under this Agreement, together with a reasonably detailed explanation of such charges. Hotel shall pay such charges within five days after receipt of such statement. If Hotel disputes the accuracy of any explanation submitted by the Company, Hotel shall nevertheless pay the invoiced charges on a timely basis, but Hotel may advise the Company that it disputes such charges. If the parties cannot come to a satisfactory agreement concerning the charges within 60 days of the invoice with respect thereto, the dispute shall be submitted to a "Big Six" accounting firm mutually acceptable to Hotel and the Company for resolution, whose decision shall be final. If Hotel fails to advise the Company of such dispute within 30 days after receipt of the invoice, Hotel shall be deemed to accept such charges.

         6.6 CORPORATE NAME. Effective as of the Distribution Date, the Company shall cause the Hotel Subsidiaries to eliminate any reference to the names "WMS" from their respective corporate names. Effective [45 days] following the Distribution Date, Hotel shall cause the Hotel Subsidiaries to remove or obliterate all trade names, trademarks and logos related to such name from all signs, purchase orders, invoices, sales orders, labels, letterheads, and other materials used by the Hotel Subsidiaries. Notwithstanding anything herein to the contrary, Hotel and the Hotel Subsidiaries shall have the right to continue to use the "Williams" name in connection with the ownership and management of hotels and casinos but will not use the "Williams" name as a corporate name, except WHGI, and will not use the "Williams" name outside its business of owning and managing hotels and casinos. The Company hereby agrees not to use the "Williams" name in the future in connection with the ownership and management of hotels and casinos.

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




         6.7 HOTEL RIGHTS PLAN. Prior to the Distribution Date, the Hotel Board may elect, in its sole discretion, to recommend that Hotel adopt a stockholder rights plan (the "Hotel Rights Plan"). The Hotel Rights Plan will provide for the distribution of preferred share purchase rights ("Hotel Rights") with respect to each share of Hotel Common Stock. The Hotel Rights will be attached to the Hotel Common Stock, unless and until certain events occur. If certain events occur relating to the acquisition by an acquiring person of Hotel Common Stock, or a merger or other combination of Hotel with an acquiring person, the Hotel Rights will entitle holders of Hotel Common Stock (other than the acquiring person) to purchase either Hotel Common Stock or common stock of the acquiring person at a discount. The specific terms of the Hotel Rights will be determined by the Hotel Board consistent with the description thereof in the Information Statement.

         6.8 HOTEL STOCK OPTION PLAN. Prior to the Distribution Date, the Company Board shall, and shall cause the Board of Directors of Williams to, authorize and approve the 1997 Stock Option Plan of Hotel in the form of Annex V to the Information Statement.

                                   ARTICLE VII

                       ACCESS TO INFORMATION AND SERVICES

         7.1 PROVISION OF CORPORATE RECORDS.

                  7.1.1 The Company shall arrange as soon as practicable following the Distribution Date for the delivery to Hotel, at Hotel's cost, of the Hotel Books and Records in its possession, except to the extent such items are already in the possession of Hotel or a Hotel Subsidiary or on premises included in the Hotel Assets. Such records shall be the property of Hotel, but shall be available to the Company for review and duplication until the Company shall notify Hotel in writing that such records are no longer of use to the Company. The Company may also retain copies of any of such records relating to Actions commenced against the Company and its Affiliates.

                  7.1.2 Hotel shall arrange as soon as practicable following the Distribution Date for the delivery to the Company, at the Company's cost, of the Company Books and Records in its possession (if any) to the extent such items are not already in the possession of the Company or on premises included in the Company Assets. Such records shall be the property of the Company, but shall be available to Hotel for review and duplication until Hotel shall notify the Company in writing that such records are no longer of use to Hotel. Hotel may also retain copies of any of such records relating to Actions commenced against Hotel and its Affiliates.

                  7.1.3 The originals of any documents containing information with respect to the Company and its Subsidiaries on a consolidated basis (including accounting, tax and financial records) shall be retained by the Company. Copies of any such documents shall be delivered

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



to Hotel in accordance with Section 7.1.1 hereof. Costs of duplicating such documents shall be allocated 50% to Hotel and 50% to the Company.

         7.2 ACCESS TO INFORMATION. From and after the Distribution Date, the Company shall afford to Hotel and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the Company's possession and shall use reasonable efforts to give to Hotel and its authorized accountants, counsel and other designated representatives access to persons or firms possessing Information, insofar as such access is reasonably required by Hotel and subject to appropriate restrictions for confidential Information. Similarly, Hotel shall afford to the Company and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights during normal business hours to Information within Hotel's possession and shall use reasonable efforts to give to the Company and its authorized accountants, counsel and other designated representatives access to persons or firms possessing Information, insofar as such access is reasonably required by the Company and subject to appropriate restrictions for confidential Information. Information may be requested under this Article VII for the legitimate business purpose of either party including, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

         7.3 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of the Company and Hotel shall use reasonable efforts to make available to the other, upon written request its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

         7.4 REIMBURSEMENT. Except to the extent otherwise contemplated by any other Transaction Agreement, a party providing Information or witness services to the other party under this Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts (at cost), relating to salaries, supplies, disbursements and other direct out-of-pocket expenses and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost) as may be reasonably incurred in providing such Information or witness services.

         7.5 RETENTION OF RECORDS. Except as otherwise required by law or agreed to in writing, each of the Company and Hotel may destroy or otherwise dispose of any of the Information at any time after the tenth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide not less than 90 days' prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and
(b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly

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



arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

         7.6 CONFIDENTIALITY. Each of the Company and the Company Subsidiaries on the one hand, and Hotel and the Hotel Subsidiaries on the other hand, shall hold, and shall cause its directors, employees, agents, Affiliates, consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (a) in the public domain through no fault of such party or (b) lawfully acquired from other sources by such party) and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third parties or litigation between the Company and Hotel, (y) any contractual agreement to which the Company or Hotel are currently parties or (z) in exercise of either party's rights hereunder.

         7.7 PRIVILEGED MATTERS. Hotel and the Company recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both Hotel and the Company and that both Hotel and the Company should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

                  7.7.1 Hotel shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Hotel Business, whether or not the Privileged Information is in the possession of or under the control of Hotel or the Company. Hotel shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Hotel Liabilities, now pending or which may be asserted in the future, in any Actions initiated against or by Hotel, whether or not the Privileged Information is in the possession of or under the control of Hotel or the Company.

                  7.7.2 The Company shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Company Business, whether or not the Privileged Information is in the possession of or under the control of Hotel or the Company. The Company shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Company Liabilities, now pending or which may be asserted in the future, in any Actions initiated against or by the Company, whether or not the Privileged Information is in the possession of or under the control of Hotel or the Company.

                  7.7.3 Hotel and the Company agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.7 with respect to

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



Privileges not allocated pursuant to the terms of Sections 7.7.1 and 7.7.2 hereof. All Privileges relating to any Actions or other matters which involve both Hotel and the Company in respect of which Hotel and the Company retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.

                  7.7.4 No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third parties or as provided in Section 7.7.5 hereof. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other party requesting such consent.

                  7.7.5 In the event of any litigation or dispute between Hotel or the Hotel Subsidiaries and the Company or the Company Subsidiaries, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information or counsel with respect to the litigation or dispute between Hotel or the Hotel Subsidiaries and the Company or the Company Subsidiaries, and shall not operate as a waiver of the shared Privilege with respect to third parties.

                  7.7.6 If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

                   7.7.7 Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other request which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of such subpoena, discovery or other request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section
7.7 or otherwise to prevent the production or disclosure of such Privileged Information.

                   7.7.8 The transfer of the Company Books and Records and the Hotel Books and Records and other Information between Hotel and its Subsidiaries and the Company and its Subsidiaries, is made in reliance on the agreement of Hotel and the Company, as set forth in Sections 7.6 and 7.7 hereof to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges with respect to third parties. The access to information being granted pursuant to Sections 7.1 and 7.2 hereof, the agreement to provide witnesses and individuals pursuant to Section 7.3 hereof and certain services pursuant to Section 6.5 hereof and

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



the transfer of Privileged Information between Hotel and its Subsidiaries and the Company and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of the Privilege that has been or may be asserted under this Agreement or otherwise.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 EXPENSES. Except as otherwise set forth in this Agreement or any other Transaction Agreement, all costs and expenses incurred through the Distribution Date in connection with the preparation, execution, delivery and implementation of this Agreement, the other Transaction Agreements, the Distribution and with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements shall be charged to the Company. Except as otherwise set forth in this Agreement or any other Transaction Agreement, all costs and expenses incurred following the Distribution Date in connection with the implementation of the transactions contemplated in this Agreement and the other Transaction Agreements shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

         8.2 ACCOUNTING ADJUSTMENTS. Except as otherwise set forth in this Agreement or any other Transaction Agreement, Hotel and the Company shall
(i) after the Distribution Date, cooperate in finalizing any adjustments required to finalize accounting allocations and entries made to account for the transactions contemplated by this Agreement and the Transaction Agreements and
(ii) use best efforts to finalize any such adjustments before completion of the audits of their respective financial statements for the fiscal year ending June 30, 1997. This Section 8.2 is not intended to impact any other sections of this Agreement or any of the other Transaction Agreements.

         8.3 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Schedules and Exhibits hereto, the other Transaction Agreements and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any other Transaction Agreements, then such other Transaction Agreements shall control.

         8.4 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in the Agreement shall survive the Distribution Date.

         8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

         8.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if signed by an authorized officer of the party giving such notice or other communication upon receipt of hand delivery, certified or registered mail (return receipt requested) or telecopy transmission with confirmation of receipt:

         To the Company:

         WMS Industries Inc.
         3401 North California Avenue
         Chicago, IL  60618
         Telecopier:  (773) 961-1099
         Attention:  President

         To Hotel:

         WHG Resorts & Casinos Inc.
         6063 East Isla Verde Avenue
         Carolina, Puerto Rico  00979
         Telecopier: (787) 791-7500
         Attention: Chairman of the Board

Such names and addresses may be changed from time to time by such notice.

         8.7 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

         8.8 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.9 TERMINATION. This Agreement may be terminated and the Distribution abandoned, modified or deferred at any time prior to the Distribution Date by, and in the sole discretion of, the Company Board without the approval of Hotel or of the Company's stockholders. In the event of such termination, no party shall have any liability of any kind to the other party pursuant to this Agreement.

         8.10 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party on and after the Distribution Date.

         8.11 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, Liability, claim, right of reimbursement or other right in excess of those existing without reference to this Agreement.

         8.12 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         8.13 EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         8.14 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         8.15 ARBITRATION OF DISPUTES. Any dispute, claim or controversy relating to or arising out of this Agreement shall be exclusively resolved by arbitration in accordance with this Section 8.15. Any party may initiate arbitration by giving written notice to the other parties hereto of an intention to arbitrate and by filing with the regional office of the American Arbitration Association located in Chicago, Illinois, three copies of such notice and three copies of this Agreement together with the appropriate filing fee. Such notice shall contain a statement setting forth the nature of the dispute and the remedy sought. The arbitration shall be conducted before a single arbitrator selected by the parties from the Panel of Arbitrators submitted to the parties by the American Arbitration Association. The arbitration shall be conducted in Chicago, Illinois in accordance with the rules of the American Arbitration Association in effect at the time the notice to arbitrate is served. The arbitrator's decision will be final and binding on the parties and may be enforced in any court of competent jurisdiction. The arbitrator may grant any legal and/or equitable relief to which a party may be entitled under the law or any legal theory under which the party seeks relief. The award shall not serve as precedent or authority in any subsequent proceeding, provided that if the losing party should fail to comply with the award, the prevailing party may apply to any court having jurisdiction for an order confirming the award in accordance with applicable law. Unless otherwise required by law or court order, the substance of any arbitration proceedings pursuant hereto, including the content and result of the

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



award, shall be kept confidential by all parties and by the arbitrator. The fact that such a proceeding exists or that an award has been rendered, need not be kept confidential. Each party shall bear its own costs of the proceeding, including costs of witnesses. The compensation of the arbitrator and any other costs of the proceeding shall be shared equally by the parties thereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                 WMS INDUSTRIES INC.

                                 By:           /s/ Neil D. Nicastro
                                     ---------------------------------------
                                      Neil D. Nicastro
                                      President and Chief Executive Officer

                                 WHG RESORTS & CASINOS INC.

                                 By:        /s/ Louis J. Nicastro
                                     ---------------------------------------
                                      Louis J. Nicastro
                                      Chairman of the Board and
                                          Chief Executive Officer

                                 WILLIAMS HOTEL CORPORATION

                                 By:       /s/ Louis J. Nicastro
                                     ---------------------------------------
                                       Louis J. Nicastro
                                       Chairman of the Board and
                                          Chief Executive Officer

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                                   SCHEDULE A

El Conquistador Ferryboat Inc.
ESJ Hotel Corporation
Isla Verde Tourism Parking Corporation
Posadas de San Juan Associates
Posadas de Puerto Rico Associates, Incorporated
Posadas Finance Corporation
Williams Hospitality Group Inc.
WKA Development S.E.
WMS Property Inc.
WMS El Con Corp.

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